UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2016

NEXEO SOLUTIONS HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-179870-02	27-4328676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Waterway Square Place, Suite 1000
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

(281) 297-0700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on March 21, 2016, Nexeo Solutions Holdings, LLC (the “Company”) entered into an Agreement and Plan of Merger, by and among WL Ross Holding Corp. (“WL Ross”), Neon Acquisition Company LLC, which was a wholly-owned subsidiary of WL Ross at the time of the mergers described below, Neon Holding Company LLC, which was a wholly-owned subsidiary of WL Ross at the time of the mergers described below, the Company, TPG Accolade Delaware, L.P. (“TPG”), and Nexeo Holdco, LLC (the “Merger Agreement”), pursuant to which WL Ross will acquire the Company through a series of two mergers. Capitalized terms used but not defined herein shall have the meaning given to such term in the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 23, 2016.

In connection with its proposed business combination with the Company, WL Ross announced on June 7, 2016, that in order to offset redemptions tendered in connection with the mergers, it entered into commitment agreements with two investors who agreed to support the transaction by rescinding the election to redeem an aggregate of 5.09 million shares of common stock, either owned by such investor or purchased from another shareholder that elected to redeem. Pursuant to such commitment agreements, WL Ross Sponsor LLC (“WLRS”) agreed to transfer an aggregate of 1,050,398 Founder Shares and 62,863 shares of common stock to such investors.  In addition, WL Ross entered into subscription agreements with (i) WLRS, who agreed to purchase 1 million shares of common stock, and (ii) certain of its advisors, who agreed to accept common stock in lieu of an aggregate of $30.8 million of their fees.  In connection with these arrangements, equityholders of the Company and TPG agreed to receive approximately $22 million of additional future deferred payments in cash (calculated based on a price of $10.00 per share) in lieu of a portion of the cash consideration otherwise payable to them at closing pursuant to the Merger Agreement.

To facilitate the foregoing, and as described in greater detail below, the Company and/or its subsidiaries have entered into amendments to (i) the Merger Agreement, (ii) the Shareholders’ and Registration Rights Agreement, dated as of March 21, 2016 and previously filed as Exhibit 10.1 to the Company’s 8-K dated March 23, 2016 (the “SHRRA”) and (iii) the Founder Share Transfer Letter Agreement, dated as of March 21, 2016 (the “FSTLA”) and previously filed as Exhibit 10.4 to the Company’s 8-K dated March 23, 2016.

Amendment No. 1 to Shareholders’ and Registration Rights Agreement

On June 6, 2016, Holdco, a wholly owned subsidiary of the Company, entered into Amendment No. 1 to the SHRRA, with WL Ross and WLRS (the “SHRRA Amendment”).  The SHRRA Amendment sets the expiration dates of the initial terms of the three classes of directors serving on WL Ross’ board of directors (the “Board”) and amends the terms for determining how many director nominees certain shareholders may designate to be included in the slate of nominees recommended by the Board for election by excluding the number of shares that may be issued on exercise of warrants to purchase common stock of WL Ross that were issued in connection with WL Ross’ initial public offering from the beneficial ownership calculation which determines how many directors such shareholders may designate.  Pursuant to the SHRRA Amendment, Holdco further consents to, and waives any further right to consent to pursuant to the SHRRA, any issuance of common stock or transfer by WLRS of any Founder Shares or any newly issued shares of common stock that WLRS will receive in exchange for a portion of its private placement warrants, to any person contemplated pursuant to Schedule 5.10(c) of the Merger Agreement, including the investments by First Pacific Advisors, LLC (“FPA”), Park West Investors Master Fund, Ltd. (“PWIMF”) and Park West Partners International, Ltd. (“PWPI”) pursuant to commitment agreements under which FPA, PWIMF and PWPI have agreed to purchase from redeeming stockholders and withdraw from redemption an aggregate of 3,000,000 public shares of common stock. A copy of the SHRRA Amendment is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference, and the foregoing description of the SHRRA Amendment is qualified in its entirety by reference thereto.

Amendment No. 1 to Founder Share Transfer Letter Agreement

On June 6, 2016, WL Ross entered into Amendment No. 1 to the FSTLA, with WLRS and Holdco (the “FSTLA Amendment”).  The FSTLA Amendment amends Exhibit B to the FSTLA such that certain investors who commit to withdraw from redemption certain of their shares of common stock may receive a number of Founder Shares from WLRS in accordance with the equation in Exhibit B.  The FSTLA Amendment further amends Exhibit B such that, in connection with and conditioned upon the closing of the subscription agreement entered into by and between WL Ross and WLRS, dated as of June 6, 2016  (the “WLRS Subscription Agreement”), WLRS may retain 61,754 Founder Shares which would otherwise be deemed Transfer Shares, as such term is defined in the FSTLA. A copy of the FSTLA Amendment is filed with this Current Report on Form 8-K as Exhibit 10.2, and is incorporated herein by reference, and the foregoing description of the FSTLA Amendment is qualified in its entirety by reference thereto.

Amendment No. 1 to Merger Agreement

On June 6, 2016, the parties to the Merger Agreement entered into Amendment No. 1 to the Merger Agreement (the “Merger Amendment”).  The Merger Amendment amended the Merger Agreement to, among other things, (i) revise the closing conditions relating to Net Parent Stockholder redemptions such that they will not exceed $75 million, (ii) revise the Equity Financing schedule to permit the parties to enter into the WLRS Subscription Agreement, the commitment agreement by and between WL Ross, WLRS and FPA and the commitment agreement by and between WL Ross, WLRS and PWIMF, the second commitment agreement by and between WL Ross, WLRS and PWPI and to count the proceeds therefrom as “Equity Financing” under the Merger Agreement and (iii) revise the definition of “Available Debt Proceeds” to $764,725,000, after the settlement of any OID expenses associated with the Debt

Financing (as defined in the Merger Agreement).  The Company and TPG have further agreed to receive approximately $22 million of additional future deferred payments in cash (calculated based on a price of $10.00 per share) in lieu of a portion of the cash consideration otherwise payable to them at closing, pursuant to the Merger Agreement.  The Merger Amendment clarifies that certain transaction expenses, such as the required payment by WL Ross of deferred underwriting fees, will be allocated among TPG and WL Ross’ stockholders, as set forth therein.  Assuming stockholders vote to approve the business combination, the parties to the Merger Agreement expect that all conditions to closing will be satisfied or waived.

The foregoing description of the Merger Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Amendment itself, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on March 23, 2016 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Form 8-K:

Exhibit Number	Description
2.1*	Amendment No. 1 to the Merger Agreement, dated June 6, 2016, by and among WL Ross, Neon Acquisition Company LLC, Neon Holding Company LLC, the Company, TPG, and Holdco.
10.1	Amendment No. 1 to Shareholders’ and Registration Rights Agreement, dated June 6, 2016, by and among WL Ross, WLRS and Holdco.
10.2	Amendment No. 1 to Founder Share Transfer Letter Agreement, dated June 6, 2016, by and among WL Ross, WLRS and Holdco.

* Schedules and exhibits to this exhibit omitted pursuant to regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexeo Solutions Holdings, LLC

Date: June 8, 2016	By:	/s/ Michael B. Farnell, Jr.
	Name:	Michael B. Farnell, Jr.
	Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Amendment No. 1 to the Merger Agreement, dated June 6, 2016, by and among WL Ross, Neon Acquisition Company LLC, Neon Holding Company LLC, the Company, TPG, and Holdco.
10.1	Amendment No. 1 to Shareholders’ and Registration Rights Agreement, dated June 6, 2016, by and among WL Ross, WLRS and Holdco.
10.2	Amendment No. 1 to Founder Share Transfer Letter Agreement, dated June 6, 2016, by and among WL Ross, WLRS and Holdco.

* Schedules and exhibits to this exhibit omitted pursuant to regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.